UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 26, 2012

Health Care REIT, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-8923	34-1096634
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4500 Dorr Street, Toledo, Ohio		43615
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (419) 247-2800

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 26, 2012, Pier C. Borra, a member of the Board of Directors of Health Care REIT, Inc. (the “Company”), advised the Company that he plans to retire from the Board of Directors and will not stand for re-election at the 2012 Annual Meeting of Stockholders. Mr. Borra will remain on the Board of Directors and the Audit, Investment, Nominating/Corporate Governance and Planning Committees until his term expires at the Annual Meeting. Mr. Borra’s decision to retire is not the result of any disagreement with the Company or any matter related to operations, policies or practices. Mr. Borra has served on the Board of Directors for more than 20 years.

On January 26, 2012, the Board of Directors of the Company appointed Daniel A. Decker, a current member of the Board of Directors, as a member of the Audit and Nominating/Corporate Governance Committees.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTH CARE REIT, INC.
By:	/s/ GEORGE L. CHAPMAN
George L. Chapman
Its:	Chairman of the Board, Chief Executive Officer and President

Dated: January 31, 2012